EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-258622, 333-236816, 333-232500, 333-218645, 333-193553, 333-117024, 333-73860, 333-272216, 333-279630 and 333-287482) on Form S-8 and (Nos. 333-70969 and 333-274557) on Form S-3 of our reports dated February 19, 2026, with respect to the consolidated financial statements of Jones Lang LaSalle Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 19, 2026